FULTON FINANCIAL CORPORATION

July 1, 2008

[EMPLOYEE NAME]

[EMPLOYEE ADDRESS]

Dear ________________:

Pursuant to the terms and conditions of the Fulton Financial Corporation 2004 Stock Option and Compensation Plan (the 'Plan'), you have been granted [a Non-Qualified] [an Incentive] Stock Option to purchase _________ shares (the 'Award') of stock as outlined below.

Award Granted To:	___________

Award Grant Date:	___________

Shares Granted:	___________

Award Price per Share:	$__________

Award Expiration Date:	___________

Vesting Schedule:	___________

Very Truly Yours,

R. Scott Smith, Jr.

Chairman, Chief Executive Officer

and President

By my signature below, I hereby acknowledge receipt of this Award which has been granted to me on the date shown above, in accordance with the terms and conditions of the Plan. I further acknowledge having received a copy of the Prospectus for the Plan and agree to conform to all of the terms and conditions of the Prospectus and the Plan.

Signature: ______________________________________	Date: ________________